1 A Diversified Holding Company www.starequity.com Creating Shareholder Value through Organic Growth, Acquisitions, and Share Repurchases January 2026 Common Stock (Nasdaq: STRR) Series A 10% Preferred Stock (Nasdaq: STRRP) 2 This presentation contains statements that Star Equity Holdings, Inc. (“the Company”) believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this presentation, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe,” and similar words, expressions, and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties, and assumptions include, but are not limited to, (1) global economic fluctuations, (2) the Company’s ability to successfully achieve its strategic initiatives, (3) risks related to potential acquisitions or dispositions of businesses by the Company, (4) risks related to the market price of the Company’s common stock relative to the value paid pursuant to the Merger Agreement, (5) unexpected costs, charges or expenses resulting from the Merger, (6) potential adverse reactions or changes to business relationships resulting from the completion of the Merger, (7) risks related to the inability of the combined company to successfully operate as a combined business, (8) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results, (9) risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates, (10) the loss of or material reduction in our business with any of the Company’s largest customers, (11) the ability of clients to terminate their relationship with the Company at any time, (12) competition in the Company’s markets, (13) the negative cash flows and operating losses that may recur in the future, (14) risks relating to how future credit facilities may affect or restrict our operating flexibility, (15) risks associated with the Company’s investment strategy, (16) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East, (17) the Company’s dependence on key management personnel, (18) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (19) the Company’s ability to collect accounts receivable, (20) the Company’s ability to maintain costs at an acceptable level, (21) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (22) risks related to providing uninterrupted service to clients, (23) the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage, (24) the Company’s ability to utilize net operating loss carryforwards, (25) volatility of the Company’s stock price, (26) the impact of government regulations and deregulation efforts, (27) restrictions imposed by blocking arrangements, (28) risks related to the use of new and evolving technologies, (29) the adverse impacts of cybersecurity threats and attacks, (30) risks associated with our real estate ownership, (31) risks associated with the costs and availability of supplies and materials due to trade tariffs or other factors affecting the commodities and materials we use in our business, (32) risks associated with liability claims and disputes, (33) risks associated with restrictions on our operations caused by our indebtedness, (34) risks associated with the shutdown of the U.S. federal government, (35) risks associated with changes in tax laws or relations, and (36) those risks set forth in “Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.” The foregoing list should not be construed to be exhaustive. Actual results could differ materially from the forward-looking statements contained in this presentation. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations. These forward-looking statements speak only as of the date of this presentation. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-Looking Statements Who We Are www.starequity.com ➢ Who We Are How We Got Here Where We Are Going How We Are Going to Get There 4 Star Equity Holdings is a diversified holding company with four divisions (1): Investments Investments Future Segments To be established with the potential acquisition of new verticals Business Services Building Solutions Building Solutions Business Services i i + Future bolt-on acquisitions + Future bolt-on acquisitions Star’s Current Business Divisions Other Investments Business Services Business Services Real Estate Assets Investments + Future bolt-on acquisitions Energy Services (1) On August 22, 2025, the Company completed its previously announced acquisition of Star Operating Companies, Inc. (“Star Operating”, formerly known as Star Equity Holdings, Inc.), pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among the Company, Star Operating and HSON Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the effective time of the merger pursuant to the Merger Agreement (the “Merger”), Merger Sub merged with and into Star Operating, with Star Operating continuing as the surviving corporation of the Merger as a wholly owned subsidiary of the Company. Effective September 5, 2025, the Company changed (i) its name to Star Equity Holdings, Inc. and (ii) its trading symbol on Nasdaq to STRR and STRRP.

Differentiated Corporate Strategy and Structure

Similar to private equity, but with key distinctions allowing Star to:

1. Scale quickly and profitably through organic growth
2. Have flexible holding periods thanks to an open-ended investment time horizon
3. Have a long-term partnership approach rather than short-term transactional one
4. Pursue both private and public acquisition targets, sometimes through activism [1]
5. Be a logical aggregator of select microcaps that fit Star's acquisition criteria
6. Leverage a mix of cash, debt, and common & preferred stock to offer flexible deal structures to counterparties

Medium-term Goals (~5-year)

1. Outperform the Russell 2000 Index
2. Get added to the Russell 2000 Index

Star Equity Holdings

[1] Public activism efforts are not always in pursuit of acquisition.

5

Our Team

Corporate Team

Star's Corporate Team consists of 13 people and functions similarly to a PE firm

Star's corporate team is responsible for:

- M&A
- Strategy & Vision
- Capital Allocation
- Capital Markets & Bank Relationships
- Management of the Investments Division
- Public Company Duties
- Compliance and Legal

Allowing local management teams to focus on operations and growth opportunities

Operating Companies

Star's Operating Companies comprise a global team of ~1,500 people operating across three sectors

Star's operating company teams are responsible for:

- Operations
- Organic Growth
- EBITDA & Cash Flow Generation
- Sourcing of local M&A opportunities

Star is constantly seeking acquisitions looking to supplement organic growth through accretive M&A and to add new operating companies

Star Equity Holdings

6

Star Equity Holdings

How We Got Here

Who We Are

➢ How We Got Here

Where We Are Going

How We Are Going to Get There

www.starequity.com

August 2025 Transformational Merger [1]

Star Operating Companies, Inc.

(f.k.a. Star Equity Holdings, Inc. & NASDAQ: STRR until 08/22/25)

- Building Solutions
- Energy Services
- Investments

+

Hudson Global, Inc.

(NASDAQ: HSON until 09/04/25)

- Business Services
- $240M in NOLs [2]

= Star Equity Holdings

On 08/22/2025, the two microcaps merged to form today's company

Star Equity Holdings

[1] Graphic depicts the business combination, not the actual legal structure.
[2] As of 12/31/2024.

8

Star's M&A and Investing Transactions since 2022 [1]

Asset Sales	Acquisitions	Investments
In 2023: Digirad Health, Inc. **$40M valuation** *Sold Digirad Health, Inc. to PE-owned Catalyst MedTech (formerly TTG Imaging Solutions, LLC)* ***Valuation Breakdown:*** • *$27M Cash* • *$7M Note* • *$6M Equity Roll into NewCo*	**In 2023:** Big Lake Lumber **($3.3M)** *(Bolt-on for Glenbrook; Minneapolis-based lumber yard)* **In 2024:** Timber Technologies **($23.7M)** *(Adjacent to EdgeBuilder Glenbrook; Wisconsin-based glulam manufacturer)* **In 2025:** Alliance Drilling Tools **($12.6M)** *(Platform in Oil Field Services space with locations in Rockies and Texas)* ***Transformational Transaction*** **In 2025:** Merger with Hudson Global	**In 2024:** SDPI Investment **~35% return** Generated when Superior Drilling Tools (NYSE: SDPI) was acquired by Drilling Tools International Corp. (NASDAQ: DTI) **In 2025:** SVT Investment **~340% return** Generated when Servotronics, Inc. (NYSE: SVT) was acquired by TransDigm Group Inc. (NYSE: TDG)

[1] Slide refers to transactions completed by Star Operating Companies, Inc., formerly known as Star Equity Holdings, Inc. prior to 08/22/2025.

Star Equity Holdings 9

Star Equity Holdings

Where We Are Going

Who We Are

How We Got Here

➢ Where We Are Going

How We Are Going to Get There

www.starequity.com

Grow Our Business Via a Three-Pronged Growth Strategy

Grow Organically	Grow Via Acquisitions	Make Targeted Investments
Invest in growth ideas and operational improvements Adj. EBITDA Goals: • $13M 2026E [1] • $40M by 2030 [2]	**Acquire** private and / or public companies ⬇ Use cash, debt, and/or preferred stock for M&A	Select **microcaps** that could be: • Acquisition targets • Strategic investments

[1] Based on Bloomberg consensus estimates. Star assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, including Bloomberg consensus estimates, whether as a result of new information, future events or otherwise. See slide 2 for more information.

[2] We expect our revenue to grow 10-15% per year on average over the next 5 years and Adj. EBITDA to grow faster than that rate, excluding acquisitions. See slide 23 for more detail.

Star Equity Holdings 11

Star's M&A Opportunity

Actively seeking both **public & private acquisition opportunities** to complement our organic growth

Public Companies

- Over 3,000 public companies with less than $30M of EBITDA in the US [1]
  - Costs and complexities of being public keep rising
  - Star is a logical aggregator of select micro-caps, where public company and redundant overhead costs can be eliminated, creating value for shareholders

Private Companies

- Large subset of high-quality, privately owned small businesses with ownership seeking an exit
- Demographic trends such as the "Silver Tsunami" of baby boomer retirements suggest an increase in business ownership transitions
  - An est. 12 million baby boomers own private businesses in the U.S.; approx. 4 million have annual revenue of $5 - $100M [2]
  - ~45% of family-owned businesses lack a succession plan [3]

[1] Data according to Bloomberg.
[2] According to Ballard Spahr LLP.
[3] According to the Kreischer Miller Family Business Survey.

Star Equity Holdings 12

13 Characteristics - What We Are Looking For (M&A) 1. Low maintenance capex / asset-lite business models 2. Significant organic growth opportunities / growing industries 3. Focus on B2B 4. Fragmented markets / availability of bolt-on acquisition targets 5. Excellent local operating management teams 6. Owner mentality (insiders own approx. 36% of shares) (1) Characteristics of Star’s operating businesses and acquisition targets: Existing Star Verticals (highest priority): • Building Solutions / Housing / Building Materials • Staffing / Business Services • Energy Services Potential New Verticals for Star: • Transportation / Logistics • Industrials / Manufacturing • Materials • NO start-ups or VC-type situations We are looking to acquire businesses generating $10-$50M in Revenue with >$2M of EBITDA in the following industries: (1) Includes 49,450 warrants. How We Are Going to Get There www.starequity.com Who We Are How We Got Here Where We Are Going ➢ How We Are Going to Get There 15 ✓ Increase KBS’s modular manufacturing capacity and output ✓ Explore opportunities to re-open idle Oxford, Maine plant ✓ Expand presence in each of KBS, EBGL, and TT’s markets by increasing output and adding new products and services Near-Term Financial Goals: Long-term Financial Goals by Company: Mid-teens annual revenue growth (exceeding 2019 - 2024 CAGR of 6.3%) High single-digit annual revenue growthHigh single-digit annual revenue growth (exceeding 2019 - 2024 CAGR of 8.0%) & Division-wide goal of 10%+ annual revenue growth with gross margins above 25% Implies 2030E Revenue of ~$100M, Gross Profit of ~$30M, and Adj. EBITDA of ~$15M (1) Building Solutions: Future Goals (1) We are unable to reconcile our 2026 and long-term reported net income estimate to our 2026 and long-term adjusted EBITDA estimate because we are unable to predict the long-term impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures. 16 Business Services: Historical Trends & Potential Outlook 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 0 20 40 60 80 100 120 140 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 A d j. E B IT D A M ar gi n G ro ss P ro fi t (“ Fe e R ev e n u e ”) $ M Hudson Talent Solutions GP & Adj. EBITDA Margin (1) Gross Profit Adj. EBITDA Margin Growth Drivers (‘18 – ’22): ~50% organic growth ~50% acquisitions (~30% Adj. EBITDA Margin on incremental GP) Drivers of Decline (’22 – ’25): ~$20M Tech Sector Decline ~$10M Fortune 500 Hiring Volumes (2) (1) Adjusted EBITDA is a non-GAAP number. For more information and reconciliations of non-GAAP measures, see slide 28. (2) YTD Sept. 2025 results annualized; (3) Based on Bloomberg consensus estimates. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, including Bloomberg consensus estimates, whether as a result of new information, future events or otherwise. See slide 2 for more information. (3) We believe HTS can return to and exceed its 2022 performance in the coming years $ 99.2 $ 42.1

17 Business Services: Acquisition & Investment History ACG Japan Jul. 2025 Coit Group Oct. 2020 Karani Oct. 2021 Hunt & Badge Aug. 2022 Nov. 2023 Executive Solutions Mar. 2024 Striver Apr. 2024 CMRG Aug. 2025 Expanded into the tech sector Expanded into India and Philippines Further expansion in India Increased market presence in Southeast Asia Entered UAE market Solidified position in Middle East market Entered Japan market Expanded employer branding and talent engagement capabilities A series of smaller acquisitions to broaden Hudson Talent Solutions’ (“HTS”) geographic reach and service offering, making HTS a truly global, total talent solutions provider Hudson Singapore Management Restructure Jake Zabkowicz becomes CEO • Added Tech Sector Focused Team • Added India & Manila Back Office • Increased presence in Singapore & Southeast Asia • Added Middle East, Japan, LatAm • Added Employer Branding/Marketing Hired LatAm Team Hired Digital Team 18 Business Services: Historical Trends & Potential Outlook Cont. In addition to filling in new geographic areas and capabilities, HTS has been investing heavily in sales, marketing, and technology 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 0 20 40 60 80 100 120 140 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 A d j. E B IT D A M ar gi n G ro ss P ro fi t (“ Fe e R ev e n u e ”) $ M Gross Profit Adj. EBITDA Margin Excl. Growth Investment Expenses Adj. EBITDA Margin (2) (3) $ 99.2 $ 42.1 (1) (1) Adjusted EBITDA is a non-GAAP number. For more information and reconciliations of non-GAAP measures, see slide 28. (2) YTD Sept. 2025 results annualized; (3) Based on Bloomberg consensus estimates. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, including Bloomberg consensus estimates, whether as a result of new information, future events or otherwise. See slide 2 for more information. 19 Interim Goal #1 Longer-Term Goal #2 $100 million $200 million $20 million $50 million Gross Profit Adj. EBITDA Hudson Talent Solutions Performance Goals: Could be achieved organically in the next few years Timeline could be accelerated significantly by partnering with a growth capital provider o At $200 million of gross profit, Hudson Talent Solutions could generate ~$50 million of adjusted EBITDA (2) o An external growth capital investment could be a “win-win-win” for a future capital provider, the Hudson Talent Solutions management team, and Star shareholders Business Services: Future Goals We believe that future growth will deliver ~30% incremental Adj. EBITDA margins (1) (2) We are unable to reconcile our 2026 and long-term reported net income estimate to our 2026 and long-term adjusted EBITDA estimate because we are unable to predict the long-term impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures. (1) Defined as Adj. EBITDA divided by Gross Profit. 20 Energy Services: Revenue Breakdown and Future Goals (1) September 2025 TTM revenue breakdown. Revenue Breakdown Rental Sales Service Replacement Oil & Gas Mining, Waterwells, and Geothermal Revenue by End-Market (1) Long-Term Financial Goals ✓ Strategic investments to meet rising demand for ADT’s services, expand its operational capacity, service more rigs, and unlock substantial revenue potential ✓ Seeking bolt-on acquisitions Near-Term Financial Goals Goal of scaling to $10M+ in Adj. EBITDA Division-wide High single-digit annual revenue growth 0% 10% 20% 30% 40% 50% 60% 70% 2023 2024 Sept 2025 YTD Revenue Streams (% of Total Revenue) 68% 32%

Investments: Portfolio & Future Goals

Public Investments Portfolio Value [1]	
SEF, LP Public Equities [2]	$2.7 Million

Private Investments Portfolio Value [1]	
Catalyst MedTech Note [3]	$6.3 Million
Catalyst MedTech Equity [3] [4]	$1.0 Million
MDOS Note	$0.7 Million
Total	**$8.0 Million**

(1) As of 9/30/2025.

(2) SEF, LP stands for Star Equity Fund, LP (website: starequityfund.com).

(3) Catalyst MedTech common equity and seller note relate to the sale of Digirad Health in May of 2023. Original book value of Note including PIK interest totals $8.8M.

(4) Catalyst MedTech equity original book value was $6.0M.

Near-Term Financial Goals

- **Monetize real estate assets** to optimize financial leverage and cost of capital across operating divisions
- Make **strategic investments** in public equities undergoing or poised for change

Long-Term Financial Goals

- **Create value** across portfolio of public and private investments
- Pursue **additional sale-leasebacks** and other financings to unlock latent value of real estate assets

Star Equity Holdings 21

Capital Utilization & Asset Monetization



Preference for **using non-convertible preferred stock** for acquisitions rather than common stock

Eventual monetization of approx. **$20M of non-cash generating assets** (real estate & investments)

Opportunistic share repurchases (approx. $10M since 2020); including recent ~8% block purchase



Star Equity Holdings 22

Adj. EBITDA Build-Up by Segment

Segment Adj. EBITDA Build-Up

($ in millions)	2025E [1]	2030E Goal [2] [3]
Building Solutions	$10.5	~$15.0
Business Services	6.8	~27.0
Energy Services	4.0	~5.0
Investments	1.6	~1.0
Segment Sub-Total	$22.9	~$48.0
Corporate Costs	(10.6)	~(8.0)
Total Adj. EBITDA	**$12.4**	**~$40.0**

(1) Pro Forma Q3 2025 results annualized. See slide 29 for more detail.

(2) Excluding acquisitions, we believe in our ability to

- ***Grow revenue 10-15% per year on average over the next 5 years***
- ***Grow Adj. EBITDA faster than that rate***

(3) We are unable to reconcile our 2026 and long-term reported net income estimate to our 2026 and long-term adjusted EBITDA estimate because we are unable to predict the long-term impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

Star Equity Holdings 23

Conclusions

We believe Star is positioned to DELIVER STRONG SHAREHOLDER RETURNS through a combination of ORGANIC GROWTH, ACQUISITIONS, AND ASSET OPTIMIZATION

1. We are building a diversified, scalable multi-platform portfolio with attractive growth, margins, and ROIC
2. **We believe we are positioned to grow Adj. EBITDA from $13M in 2026E [1] → $40M by 2030 [2]**
   i. NOLs provide a tax-efficient structure to convert EBITDA growth into cash earnings
3. We hope to monetize **$20M+ of non-cash generating assets**
4. We will continue to evaluate acquisition targets that are Bolt-ons/Adjacents/New Verticals
   i. Any acquisitions would be additive to organic growth forecast of $40M in Adj. EBITDA by 2030 [2]
   ii. Focus on growing our current platform companies
5. We aim to get added to and outperform the Russell 2000 Index over the medium term

(1) Based on Bloomberg consensus estimates. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, including Bloomberg consensus estimates, whether as a result of new information, future events or otherwise. See slide 2 for more information. (2) See slide 23 for more detail.

Star Equity Holdings 24

Star Equity Holdings

Appendix

www.starequity.com

Case Study: Healthcare Division*

Unlocking Significant Value for Shareholders

$63.2 million of value realized through portfolio optimization

Sept 2018	Oct 2018	Feb 2021	Mar 2021	May 2022	May 2023
Real Estate Sales	Telerhythmics Sale	MDOS Sale	DMS Sale	Reorganization	DHI Sale [(1)]
$1 Million	$2 Million	$1.4 Million	$18.8 Million	Margins ⬆	$40 Million

Since announcing its transition to a diversified holding company in September 2018, Star Equity streamlined its Healthcare division through non-core asset sales and improved performance at its core business with its May 2022 reorganization, culminating in the sale of Digirad Health ("DHI") in May 2023. The DMS acquisition in 2016 came with non-core real estate assets that were sold off over time, which could happen again with future acquisitions.

[(1)] DHI sold for $40 million despite STRR market cap being $10 million at the time

Star Equity Holdings

** Eliminated in mid-2023 following the sale of Digirad Health (Medical Devices Business Unit)*

26

Case Study – Servotronics Inc. ("SVT")

SVT: designer and manufacturer of precision control components for the aerospace, industrial, and defense markets

Prior SEF Involvement in 2021

- **Frustrated shareholders** due to
  - Poor financial performance
  - Poor corporate governance
  - Lack of communication from the board
- **SEF recognized SVT's strong business fundamentals**
  - Believed value could be unlocked by aligning leadership and shareholders' goals

SEF Invested in 2022 Pushed for Change

- **SEF campaign resulted in:**
  1. Termination of poison pill
  2. Resignation of several unqualified long-tenured directors
  3. Appointment of a new CEO, CFO, and two independent board members
  4. Divestiture of a legacy segment, allowing focus on its higher-margin core ATG segment
  5. Initiation of an internal review to seek strategic alternatives

Outcome – 2025 Unlocked Significant Value

SVT acquired by TransDigm for $47/share

- 357% premium over the pre-announcement share price

Transaction Benefits

- SVT gained access to financial resources and customer relationships, accelerating growth
- TransDigm has a long history of integrating and scaling businesses like SVT

SEF owned approximately 6% of the common stock of SVT prior to TransDigm's acquisition

SEF realized ~340% return on its investment

Star Equity Holdings

27

Reconciliation of Non-GAAP Financials

Reconciliation of Hudson Talent Solutions ("HTS") Adjusted EBITDA Margin	Historical Annual							Historical Quarterly			Annualized
In 000s	2018	2019	2020	2021	2022	2023	2024	Q1 2025	Q2 2025	Q3 2025	Q3 2025
HTS Gross Profit	42,104	43,566	39,081	68,157	99,210	80,267	70,152	16,398	18,635	18,630	71,551
HTS Net Income (Loss)	(5,266)	(842)	(1,243)	3,227	7,129	2,198	(4,770)	(1,756)	(688)	316	(2,837)
Provision for income taxes	99	(540)	535	1,117	2,331	370	1,300	32	345	3	507
Interest income, net	(298)	(617)	(149)	(33)	(83)	(372)	(360)	(71)	(54)	128	4
Depreciation and amortization	16	85	179	597	1,378	1,467	1,361	283	245	350	1,171
Non-operating expense (income)	248	338	(1,789)	83	(40)	(813)	21	71	186	207	619
Stock-based compensation expense	1,306	961	737	2,424	2,318	1,469	1,280	386	243	227	1,141
Non-recurring severance and professional fees	-	1,072	1,283	660	717	1,211	2,071	387	1,039	460	2,515
Compensation expense related to acquisitions	-	-	91	1,969	2,651	338	-	-	-	-	-
Less: Corporate	8,059	4,081	3,295	3,450	3,715	3,704	3,429	894	882	-	2,368
HTS Adjusted EBITDA	4,164	4,538	2,939	13,494	20,116	9,572	4,332	226	2,198	1,691	5,487
HTS Adjusted EBITDA Margin %	*9.9%*	*10.4%*	*7.5%*	*19.8%*	*20.3%*	*11.9%*	*6.2%*	*1.4%*	*11.8%*	*9.1%*	*7.7%*
Growth Investment Expense							3,180				2,219
Adjusted EBITDA Excl. Growth Investment Expenses							7,512				7,706
HTS Adjusted EBITDA Marging % Excl. Growth Investment Expenses							*10.7%*				*10.8%*

1. Non-GAAP earnings before interest, income taxes, and depreciation and amortization ("EBITDA") and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring items ("Adjusted EBITDA") are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, or other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
2. We are unable to reconcile our 2026 and long-term reported net income estimate to our 2026 and long-term adjusted EBITDA estimate because we are unable to predict the long-term impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

Star Equity Holdings

28

Reconciliation of Pro Forma Non-GAAP Financials

QTD 9.30.2025 Pro Forma	Building Solutions	Business Services	Energy Services	Real Estate and Investments	Star Equity Corporate	Total
Net income (loss)	$ 1,741	$ 316	$ 547	$ 191	$ (4,647)	$ (1,852)
Depreciation and amortization	605	350	409	75	10	1,449
Interest (income) expense	160	128	67	(193)	(157)	5
Income tax (benefit) provision	1	3	-	-	245	249
Pro Forma EBITDA	$ 2,507	$ 797	$ 1,023	$ 73	$ (4,549)	$ (149)
Non-operating expense (income), including corporate administration charges	-	207	(24)	(261)	(264)	(342)
Stock-based compensation expense	11	227	-	-	190	428
Interest income	-	-	-	336	-	336
Non-recurring expenses	99	460	12	264	1,985	2,820
Pro Forma Adjusted EBITDA (loss)	$ 2,617	$ 1,691	$ 1,011	$ 412	$ (2,638)	$ 3,093
Annualized Pro Forma Adjusted EBITDA (loss)	10,467	6,764	4,043	1,646	(10,553)	12,370

(1) Pro forma Building Solutions, Energy Services, and Investments results for the full third quarter of 2025 as opposed to August 22, 2025 through September 30, 2025. These results are compared to Building Solutions and Investments division results from Star Operating Companies, Inc. for the third quarter of 2024. No comparison is provided for Energy Services as that division did not exist at Star Operating Companies, Inc. until March 2025.

(2) EBITDA is a non-GAAP measure defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, income taxes, depreciation and amortization, non-operating income, stock-based compensation expense, and other items such as non-recurring severance and professional fees.

Star Equity Holdings

29



Contact Us

Jeff Eberwein
CEO

Rick Coleman
COO

Shawn Miles
EVP – Finance
admin@starequity.com

Investor Relations

The Equity Group Inc.
Lena Cati
Senior Vice President
212-836-9611 / lcati@theequitygroup.com